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                                                                   EXHIBIT 10.59

                                STAMPS.COM INC.
                       3420 Ocean Park Blvd., Suite 1040
                        Santa Monica, California 90405


February 13, 2001

Mr. John M. Payne
660 Thalia Street
Laguna Beach, California 92651

Dear John:

     The following confirms our mutual agreement to amend the terms of your December 20, 2000 separation letter (the "Separation Letter") with Stamps.com Inc. (the "Company"):

     1. Upon receipt of this amendment letter signed and dated by you, the Company agrees to pay you a lump sum amount of $120,807.37, which amount represents 90% of remaining payments to which you would otherwise be entitled to under paragraph 2(a) of the Separation Letter. Amounts paid under this amendment letter shall be less any and all appropriate withholding taxes.

     2. You acknowledge that by payment of the amounts set forth above, the Company shall have no further payment obligations to you and you shall be entitled to no further payments under paragraph 2(a) of the Separation Letter.

     3. Except as expressly amended by this amendment letter, the terms, releases, covenants and agreements contained in the Separation Letter remain unaffected by this amendment letter and continue in full force and effect.

     4. The Separation Letter (including Exhibits A through D thereto) and this amendment letter constitute the entire agreement between you and the Company concerning the terms of your employment severance and the compensation related thereto. No amendments to the Separation Letter or this amendment letter will be valid unless written and signed by you and an officer of the Company.

     I believe this letter fully describes our agreement, and if you are in accord, please sign and date below. We wish you the best in your future endeavors.

                              Sincerely yours,

                               /s/ KEN McBRIDE
                              _________________________________
                              Ken McBride
                              Chief Financial Officer


     I agree to and accept the terms of this letter.


     /s/ John M. Payne                     February 17, 2001
     _______________________________       ____________________
     John M. Payne                         Date